                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: JULY 15, 1999

               (Date of earliest event reported: JUNE 30, 1999)
                CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

            (Exact name of registrant as specified in its charter)


          Delaware                    _________                51-0384117
  (State or other jurisdiction       (Commission             (IRS Employer
        of incorporation)            File Number)          Identification No.)


                           Stefan-George-Ring 19-23
                             81929 Munich, Germany

                         (Address, including zip code,
                 of registrant's principal executive offices)

                                49-89-9931-5105
             (Registrant's telephone number, including area code)

                                Not applicable.
         (Former name or former address, if changed since last report)

 2

     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 30, 1999, Registrant purchased from the existing stockholders all of the issued and outstanding capital stock of Flashnet S.p.A. ("Flashnet"), a leading Italian Internet Service Provider ("ISP"), for a purchase price consisting of Lit. 41.0 billion ($22.1 million) in cash and 301,290 newly issued shares of Registrant's common stock, a total purchase price valued at Lit. 54.2 billion ($29.2 million) as of May 14, 1999, the contract date. The purchase price was determined through arms-length negotiations between Registrant and the selling stockholders. The selling stockholders consisted of: (i) two affiliates of 3i, an English investment group, which together owned 42.6% of Flashnet's stock, on a fully diluted basis, and who received their portion of the purchase price in cash; and (ii) members of Flashnet's management and their affiliates who owned the remaining stock and received a combination of Registrant's stock and cash. Among the selling stockholders were the President, Managing Director, Sales Director and two technical directors, all of whom have agreed to continue as employees under long-term contracts with customary covenants not to compete.

     The Registrant financed the cash portion of the purchase price with an interim loan (the "Interim Loan") of approximately $22 million made by Lehman Commercial Paper, Inc. and Morgan Stanley Senior Funding, Inc. The Interim Loan was repaid out of the proceeds of Registrant's private offering of Units to Qualified Institutional Buyers pursuant to Rule 144A promulgated under the Securities Act of 1933 as amended (the "Securities Act"). See Item 5.

     Headquartered in Rome, Flashnet is the third largest ISP in Italy, offering business and residential customers dedicated lines, dial-in and satellite access to the Internet, web hosting, co-location services, electronic commerce, virtual private networks and a variety of other services. It maintains a customer care center which is available 24 hours per day to business customers and 18 hours per day to residential customers.

     Founded in 1994 as a division of a computer distribution group, Flashnet originally focused on the residential market and built a clientele which totaled approximately 38,000 residential customers as of March 31, 1999. Over the last 18 months, it has shifted its marketing focus to businesses and has already developed a business customer base consisting of approximately 1,600 customers as of March 31, 1999.

     Flashnet owns 20 Points of Presence ("POPs") for dedicated lines and has access to more than 300 dial-in access nodes which can also accommodate dial-in traffic. The POPs interconnect with each other through leased lines. In Rome, Flashnet has international access through primary links with MCI/WorldCom, Global One and Ebone. Most of Flashnet's network equipment is manufactured by Cisco.

     ITEM 5.  OTHER EVENTS

     Pursuant to Rule 144A promulgated under the Securities Act, on July
8, 1999 Registrant sold to Qualified Institutional Buyers a total of 150,000 Units, each consisting of Registrant's 14% Senior Note due 2009 in the principal amount of $1,000 and a Warrant to purchase 30.2310693 shares of Registrant's common stock at a price of $22.278 per share. The Warrants entitle the holders thereof to purchase in the aggregate 15% of Registrant's outstanding common stock on a fully diluted basis.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following Financial Statements, Pro Forma Financial Information and Exhibits are filed herewith:

     (a)  Financial Statements of Business Acquired

 3

          (1) Balance sheet of Flashnet S.p.A. as of December 31, 1998 and related statements of loss, stockholders' deficit and cash flows for the year then ended, expressed in Italian Lire, together with the report thereon by Grant Thornton S.p.A., independent auditors.

          (2) Unaudited balance sheet of Flashnet S.p.A. as of March 31, 1999 and 1998 and related statements of loss, stockholders' deficit and cash flows for the periods then ended, expressed in Italian Lire.

     (b)  Pro Forma Financial Statements

          (1) Pro Forma Consolidated Financial Information

     (c)  Exhibits

           2.1  Flashnet Stock Purchase Agreement
          23.1  Consent of Grant Thornton S.p.A.
          27.1  Financial Data Schedule

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Cybernet Internet Service
                                         International, Inc.
                                         _________________________________
                                                      (Registrant)
Date :  July 15, 1999                    By: /s/ Andreas Eder
                                             _____________________________
                                                      (Signature)

                                                Its Chairman

                          INDEPENDENT AUDITOR'S REPORT

The Chairman of the Board
Flashnet S.p.A
Via della Pisana 280/A
Rome, Italy

  We have audited the accompanying balance sheet of Flashnet S.p.A (an Italian Company) as of December 31, 1998, and the related statements of loss, stockholders' deficit, and cash flows for the year then ended, expressed in Italian Lire. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flashnet S.p.A as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

May 14, 1999

Grant Thornton S.p.A.
Rome, Italy

                                FLASHNET S.p.A.

                                 BALANCE SHEET
                               DECEMBER 31, 1998
                         (amounts in thousands of ITL)

                              ASSETS
Current assets
  Cash.............................................................     32,034
  Accounts receivable, net of allowance for doubtful accounts of
   50,000 (Note 2.c)...............................................  4,499,540
  Inventories (Notes 2.d and 3)....................................    174,770
  Deferred income taxes (Notes 2.i and 14).........................    964,301
  Prepaid cable rentals............................................    530,294
  Other current assets.............................................    301,985
                                                                    ----------
    Total current assets...........................................  6,502,924
Property, plant, and equipment (Notes 2.e and 4)...................  3,647,901
Other assets (Note 5)..............................................  1,288,611
                                                                    ----------
    Total Assets................................................... 11,439,436
                                                                    ==========
               LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Bank overdraft...................................................    716,437
  Accounts payable.................................................  4,966,300
  Current maturities of long-term debt.............................    365,995
  Deferred income (Note 2.j).......................................  2,774,708
  Other current liabilities (Note 6)...............................  1,626,158
                                                                    ----------
    Total current liabilities...................................... 10,449,598
Long-term liabilities
  Obligations under capital leases (Note 7)........................    628,885
  Severance indemnities (Notes 2.g and 8)..........................     94,344
  Bonds payable (Note 9)...........................................    800,000
                                                                    ----------
    Total Liabilities.............................................. 11,972,827
                                                                    ----------
Stockholders' deficit..............................................
  Common stock, par value ITL 1,000, authorized 2,297,142 shares, issued, and outstanding 2,182,857 shares (Note 10)..............  2,182,857
  Additional paid-in capital.......................................    983,891
  Accumulated deficit (Notes 2.h and 11)........................... (3,700,139)
                                                                    ----------
    Total Stockholders' Deficit....................................   (533,391)
                                                                    ----------
    Total Liabilities and Stockholders' Deficit.................... 11,439,436
                                                                    ==========


                            See accompanying notes.

                                FLASHNET S.p.A.

                               STATEMENT OF LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

Net sales...........................................................  8,334,043
Cost of sales....................................................... (6,615,614)
                                                                     ----------
Gross profit........................................................  1,718,429
Operating expenses.................................................. (4,562,098)
                                                                     ----------
Loss from operations................................................ (2,843,669)
Other income (expense)
  Interest expense, net.............................................   (369,914)
  Penalties and interest on late payment of payroll taxes...........   (358,780)
  Rent income.......................................................     42,000
  Others............................................................    149,691
                                                                     ----------
    Total other income (expense)....................................   (537,003)
                                                                     ----------
Loss before income taxes............................................ (3,380,672)
Income taxes (Notes 2.i and 14).....................................  1,015,169
                                                                     ----------
Net loss............................................................ (2,365,503)
                                                                     ==========




                            See accompanying notes.

                                FLASHNET S.p.A.

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

                                                       Additional
                                              Common    paid-in    Accumulated
                                   Total       stock    capital      deficit
                                 ----------  --------- ----------  -----------
Beginning balance...............   (434,636)   900,000             (1,334,636)
Sale of stock...................  2,200,000    282,857  1,917,143
Stock split.....................             1,000,000 (1,000,000)
Shareholders contribution of
 additional paid-in capital.....     66,748                66,748
Net loss for the period......... (2,365,503)                       (2,365,503)
                                 ----------  --------- ----------  ----------
Ending balance..................   (533,391) 2,182,857    983,891  (3,700,139)
                                 ==========  ========= ==========  ==========




                            See accompanying notes.

                                FLASHNET S.p.A.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

Cash flows from operating activities
 Net loss.................................................... (2,365,503)
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization..............................    656,685
  Change in assets and liabilities
   Increase in accounts receivable........................... (2,320,596)
   Decrease in inventories...................................     24,663
   Increase in deferred tax asset--current...................   (388,590)
   Increase in deferred tax asset--noncurrent................   (728,197)
   Increase in other current assets..........................   (201,760)
   Increase in accounts payable..............................  2,237,870
   Increase in deferred income...............................  1,379,045
   Increase in other current liabilities.....................    885,468
   Increase in severance indemnities, net....................     62,313
                                                              ----------
    Net cash used in operating activities....................   (758,602)
                                                              ----------
Cash flows from investing activities
  Purchase of property, plant, and equipment................. (1,487,740)
  Payment to purchase the assets of Venezia Net Srl, net of
   cash acquired.............................................    (85,500)
  Increase in other assets...................................    (16,152)
                                                              ----------
    Net cash used in investing activities.................... (1,589,392)
                                                              ----------
Cash flows from financing activities
  Decrease in bank overdraft.................................   (338,985)
  Proceeds from sale of common stock.........................  2,200,000
  Proceeds from issuance of bonds............................    800,000
  Proceeds from contribution of additional paid-in capital...     66,748
  Principal payments under capital lease obligation..........   (366,041)
                                                              ----------
    Net cash provided by financing activities................  2,361,722
Net change in cash and cash equivalents......................     13,728
Cash and cash equivalents--beginning of period...............     18,306
                                                              ----------
Cash and cash equivalents--end of period.....................     32,034
                                                              ==========
Supplemental disclosures of cash flow information
 Cash paid during the period for:
  Interest...................................................    118,727
  Income taxes...............................................     87,045
Supplemental schedule of noncash investing and financing
 activities:
1. Capital lease obligations of ITL 648,231 were incurred when the Company entered into 10 leases for new telephone and computer equipment and vehicles.
2. Additional capital stock was issued as a result of the stock splits described in Note 11.
3. The Company purchased the assets of Venezia Net Srl for ITL 85,500. In conjunction with the acquisition, liabilities were assumed as follows:
    Fair value of assets acquired ...........................    150,528
    Cash paid to acquire the assets..........................    (85,500)
                                                              ----------
      Liabilities assumed....................................     65,028
                                                              ==========

                            See accompanying notes.

                                FLASHNET S.p.A.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. General

  Flashnet S.p.A., the "Company", was established in Italy in 1995, and is mainly involved in providing internet and long-distance telephone services.

2. Summary of Significant Accounting Policies

 a. Basis of Financial Statements presentation

  The company maintains its accounting records in Italian Liras ("ITL") and prepares its statutory financial statements in confirmity with accounting principles generally accepted in Italy.

  The accompanying financial statements have been restated in order to comply with accounting principles generally accepted in the United States of America, for consolidation purposes. The main adjustments have been made to reflect the provisions of FAS-13 (Accounting for Leases), and SOP 98-1 (Accounting for the Costs of Computer Software Developed or Obtained for Internal Use).

  All information contained in the accompanying financial statements and related notes are expressed in thousands of ITL ("ITL/000"), unless differently indicated.

 b. Statements of cash flows

  For purposes of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

 c. Accounts receivable

  Accounts receivable are reported at net realizable value. Net realizable value is equal to the gross amount of receivable less an allowance for doubtful accounts, based on an estimate of the collectibility of individual accounts and prior years' bad debt experience.

 d. Inventories

  Inventories are stated at the lower of cost, determined by the FIFO method, or market.

 e. Property, plant, and equipment

  The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets.

  Depreciation is computed using the straight line method for both financial reporting and income tax purposes.

  Maintenance and repairs are charged to operations when incurred. Betterment and renewals are capitalized. When property, plant, and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved and any gain or loss is included in operations.
The useful lives of property, plant, and equipment for purposes of computing depreciation are:

      Computer and telephone equipment ............................... 8.5 years
      Office furniture and equipment.................................. 3-8 years
      Vehicles........................................................   4 years

  Property, plant, and equipment costing less than ITL 1,000,000 is entirely expensed in the year of acquisition.

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


 g. Severance indemnities

  Under Italian Law, all employees are entitled to receive severance indemnities upon termination of their employment, based on salary paid and increase in cost of living. The severance indemnities accrue approximately at the rate of 1/13.5 of the gross salaries paid during the year, and are revaluated applying a cost of living factor established by the Italian Government.

 h. Retained Earnings

  Italian corporations are required, under Italian Business Law, to appropriate to a legal reserve not less than 1/20 of the net income for the period, until the legal reserve reaches an amount equal to 1/5 of the capital stock. The legal reserve is not available for distribution.

 i. Income taxes

  Income taxes are accounted for by the asset/liability approach in accordance with FASB Statement 109. Deferred taxes arising from taxable temporary differences and deductible temporary differences are included in the tax expense in the income statement and in the deferred tax balances in the balance sheet. Deferred tax assets are subject to reduction by a valuation account if evidence indicates that it is more likely than not that some or all the deferred tax assets will not be realized. Income taxes attributable to items charged or credited directly to shareholders' equity, are charged or credited to that component of shareholders' equity.

 j. Deferred income

  The Company collects in advance the subscriptions as provider of Internet services from customers, and allocates the related revenues based on time remaining to the end of the contract. Deferred income represents the unearned portion at the balance sheet date.

 k. Goodwill

  Goodwill represents the excess of the cost of companies acquired over the fair value of its net assets at dates of acquisition, and is being amortized on the straight-line method over five years. The carrying amount of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. Negative operating results, negative cash flows from operations, among other factors, could be indicative of the impairment of goodwill. If this review indicates that goodwill will not be recoverable, the Company's carrying value of goodwill would be reduced.

 l. Research and development costs and advertising costs

  Research and development costs and advertising costs, are charged to operations when incurred and are included in operating expenses.

3. Inventories

  Inventories at December 31, 1998 consist of;

                                                                         ITL/000
                                                                         -------
   Finished goods....................................................... 174,770
   Less: allowance for obsolete inventory...............................       0
                                                                         -------
                                                                         174,770
                                                                         =======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


4. Property, Plant, and Equipment

  Following is a summary of property, plant, and equipment at cost, less accumulated depreciation at December 31, 1998:

                                                                       ITL/000
                                                                      ---------
   Telephone and computer equipment (owned).......................... 2,111,169
   Telephone and computer equipment (leased)......................... 1,454,404
   Office furniture and equipment....................................   283,929
   Leasehold improvements............................................   445,339
   Vehicles (leased).................................................   184,870
                                                                      ---------
                                                                      4,479,711
   Less: accumulated depreciation                                      (831,810)
                                                                      ---------
                                                                      3,647,901
                                                                      =========

  Depreciation expense charged to operations for the year ended December 31, 1998 was ITL/000 525,270.

5. Other Assets

  Other assets at December 31, 1998 consist of:

                                                                      ITL/000
                                                                     ---------
   Goodwill (net of accumulated amortization of ITL/000 456,416)....   278,527
   Deferred income taxes............................................   991,374
   Others...........................................................    18,710
                                                                     ---------
                                                                     1,288,611
                                                                     =========

  Amortization of goodwill charged to operations for the year ended December 31, 1998 was ITL/000 131,416.

6. Other Current Liabilities

  Other current liabilities at December 31, 1998 consist of:

                                                                     ITL/000
                                                                    ---------
   Provision for penalties and interest on late payment of payroll
    taxes..........................................................   358,780
   Income taxes payable............................................   101,619
   Payroll taxes payable...........................................   679,613
   Salaries payable................................................   116,076
   VAT payable.....................................................    98,584
   Others..........................................................   271,486
                                                                    ---------
                                                                    1,626,158
                                                                    =========

7. Obligations under Capital Leases

  The Company is the lessee of computer and telephone equipment and five vehicles under capital leases expiring in various years through October 2003. The assets and liabilities under capital leases are recorded at the fair value of the leased property, which approximates the present value of the minimum lease payments.

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


  Depreciation of the assets under capital lease is included in depreciation expense for the period and is based on the assets estimated useful life. Accumulated depreciation of as of December 31, 1998 was ITL/000 241,657.

  Minimum future lease payments as of December 31, 1998 for each of the next five years and in the aggregate are:

                                                                       ITL/000
                                                                      ---------
   Year ending December 31:
     1999............................................................   555,536
     2000............................................................   483,909
     2001............................................................   204,843
     2002............................................................    20,438
     2003............................................................    16,174
   Subsequent to December 31, 2003...................................         0
                                                                      ---------
   Total minimum lease payments...................................... 1,280,900
   Less: amount representing interest................................  (286,020)
                                                                      ---------
   Present value of minimum lease payments...........................   994,880
                                                                      =========

  The above payments are computed using the interest rate in effect at December 31, 1998; actual payments may vary because of changes in applicable rates.

  All leases provide for purchase options at the expiration of the lease; the minimum future lease payments above, include the payments required to exercise the purchase options.

8. Severance Indemnities

  The amount shown in the financial statements represents the actual liability at the balance sheet date. Following is detail of changes during the year ended December 31, 1998:

                                                                        ITL/000
                                                                        -------
   Balance--December 31, 1997.......................................... 32,030
   Severance indemnities expense for the year.......................... 72,232
   Indemnities paid during the year.................................... (9,918)
                                                                        ------
   Balance--December 31, 1998.......................................... 94,344
                                                                        ======

  Severance indemnities expense for the year ended December 31, 1998 includes the following components:

                                                                         ITL/000
                                                                         -------
   Indemnities accrued for the year..................................... 71,494
   Revaluation of indemnities accrued at December 31, 1997..............    738
                                                                         ------
                                                                         72,232
                                                                         ======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


9. Bonds Payable


  Bonds payable consist of 800,000, 5% unsecured convertible bonds, face value ITL 1,000 per bond, payable in quarterly installments from December 31, 2001 to December 31, 2003. The bonds are convertible in 114,285 common shares (7-for-
1), par value ITL 1,000 per share.

  Maturities as of December 31, 1998 for each of the next 5 years and in the aggregate are:

                                                                         ITL/000
                                                                         -------
   Year ending December 31:
     1999...............................................................       0
     2000...............................................................       0
     2001............................................................... 120,000
     2002............................................................... 400,000
     2003............................................................... 400,000
                                                                         -------
                                                                         920,000
                                                                         =======

  Interest expense for the year ended December 31, 1998 was ITL/000 14,696.

10. Capital Stock

  On August 5, 1998, the Stockholders approved:

  a) A 1000-for-1 stock split, thereby increasing the number of issued and outstanding shares from 900 to 900,000, and decreasing the par value of each share from ITL 1,000,000 to ITL 1,000.

  b) To increase the Company's capital stock from ITL 900,000,000 to ITL 1,182,857,000, issuing 282,857 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 7,777.7817 per share.

  c) A 1.84541073-for-1 stock split of the Company's ITL 1,000 par value common stock. As a result of the split, 1,000,000 additional shares were issued, additional paid-in capital was reduced from ITL 1,917,143,000 to ITL 917,143,000, and common stock was increased from ITL 1,182,857,000 to ITL 2,182,857,000.

  d) A capital contribution of ITL 66,748,000 as additional paid-in capital.

11. Accumulated Deficit

  As described in Note 2.i, Italian corporations are required to maintain a legal reserve that is not available for distribution, and only the unappropriated retained earnings resulting from the statutory financial statements prepared in accordance with Italian GAAP are available for distribution.

  Accumulated deficit as of December 31, 1998 consists of:

                                                                      ITL/000
                                                                     ----------
   Legal reserve (restricted).......................................        175
   Net loss for the period--Italian GAAP basis...................... (1,207,286)
   Increase in accumulated deficit due to US GAAP adjustments....... (2,493,028)
                                                                     ----------
                                                                     (3,700,139)
                                                                     ==========

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


12. Business combinations

  On November 26, 1998, the Company acquired the assets of Venezia Net S.r.l. in a business combination accounted for as a purchase. Venezia Net S.r.l. is primarily engaged in providing internet services. The results of operations of Venezia Net S.r.l. are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was ITL/000 94,477, which exceeded the fair value of the net assets of Venezia Net S.r.l. by ITL/000 84,943. As indicated in Note 2.k, the excess is being amortized on the straight-line method over five years.

13. Related-Party Transactions

  The Company sells Internet services, purchases part of its computer equipment, and leases part of its office to a minority stockholder. The Company is also indebted with two minority stockholders because of the bonds and related interest, described in Note 9. Following is a summary of transactions and balances at December 31, 1998:


                                                                         ITL/000
                                                                         -------
   Purchases from stockholder........................................... 375,092
                                                                         =======
   Sales to stockholder.................................................  57,410
                                                                         =======
   Rent income..........................................................  42,000
                                                                         =======
   Interest on bonds....................................................  14,696
                                                                         =======
   Due from stockholder (included in accounts receivable)............... 351,641
                                                                         =======
   Bonds payable........................................................ 800,000
                                                                         =======

14. Income Taxes

  Income tax expense for the year ended December 31, 1998 consists of:

                                                                       ITL/000
                                                                      ---------
   Current...........................................................  (101,618)
   Deferred.......................................................... 1,116,787
                                                                      ---------
                                                                      1,015,169
                                                                      =========

  The following temporary differences gave rise to the current and noncurrent deferred tax asset at December 31, 1998:

                                                                      ITL/000
                                                                      -------
   Service income deferred for financial accounting purposes......... 964,301
                                                                      -------
   Total Deferred Tax Asset--Current................................. 964,301
                                                                      =======
   Lease capitalized for financial accounting purposes but expensed for tax purposes................................................. (83,007)
   Intangible assets expensed for financial accounting purposes and deferred for tax purposes........................................ 839,381
   Net operating loss carryforward................................... 235,000
                                                                      -------
   Total Deferred Tax Asset--Noncurrent.............................. 991,374
                                                                      =======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


15. Research and Development Costs

  Research and development costs charged to operations for the year ended December 31, 1998 were ITL/000 834,041.

16. Commitments and Contingencies

  a. At December 31, 1998, the Company is contingently liable for penalties and interest relating to late payment of payroll taxes. Accordingly, a provision of ITL/000 358,780 has been charged to operations in the accompanying financial statements.

  b. The Company leases office space under operating leases expiring in various years through January 2004. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of December 31, 1998 for each of the next 5 years and in the aggregate are:

                                                                        ITL/000
                                                                       ---------
     Year ending December 31:
     1999.............................................................   344,252
     2000.............................................................   344,252
     2001.............................................................   344,252
     2002.............................................................   344,252
     2003.............................................................    57,780
     Subsequent to December 31, 2003..................................     1,050
                                                                       ---------
     Total minimum future rental payments............................. 1,435,838
                                                                       =========

  Rental expense under operating leases for the year ended December 31, 1998 was ITL/000 118,820.

17. Subsequent Events

  On April 9, 1999, the Stockholders approved:

  a. To increase the Company's capital stock from ITL 2,182,857,000 to ITL 2,690,937,000, issuing 427,080 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 4,214.667 par share.

  b. To issue at no cost 171,428 warrants to purchase 171,428 shares of the Company's common stock, ITL 1,000 par value, at ITL 7,000.0233 per share. On the same date the Stockholders authorized the issuance of 171,428 additional shares of the Company's ITL 1,000 par value common stock, that were reserved for that purpose. The warrants are exercisable through December 31, 2001.

                                FLASHNET S.p.A.

                                 BALANCE SHEETS
                            MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                           1999        1998
                                                        ----------  ----------
                        ASSETS
Current assets
  Cash.................................................     45,333      21,563
  Accounts receivable (Note 2.c and 3).................  5,886,650   2,127,182
  Inventories (Notes 2.d and 4)........................    489,895     197,190
  Deferred income taxes (Notes 2.i and 13).............    993,775     517,243
  Prepaid cable rentals................................    200,808      53,096
  Other current assets.................................    403,341      61,276
                                                        ----------  ----------
    Total current assets...............................  8,019,802   2,977,550
Property, plant, and equipment (Notes 2.e and 5).......  3,962,956   2,304,606
Other assets (Note 6)..................................  1,611,896     856,432
                                                        ----------  ----------
    Total Assets....................................... 13,594,654   6,138,588
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Bank overdraft.......................................    534,966   1,089,447
  Accounts payable.....................................  7,585,701   2,999,429
  Current maturities of long-term debt.................    401,217     220,614
  Deferred income (Note 2.j)...........................  2,886,431   1,267,735
  Other current liabilities (Note 7)...................  1,995,149   1,209,351
                                                        ----------  ----------
    Total current liabilities.......................... 13,403,464   6,786,576
Long-term liabilities
  Obligations under capital leases (Note 8)............    623,106     516,395
  Severance indemnities (Notes 2.g and 9)..............    134,638      38,867
  Bonds payable (Note 10)..............................    800,000           0
                                                        ----------  ----------
    Total Liabilities.................................. 14,961,208   7,341,838
                                                        ----------  ----------
Stockholders' deficit
  Common stock, par value ITL 1,000 in 1999 and ITL
   1,000,000 in 1998, authorized 2,297,142 shares in
   1999 and 900 shares in 1998, issued and outstanding
   2,182,857 shares in 1999 and 900 shares in 1998.....  2,182,857     900,000
  Additional paid-in capital...........................    983,891           0
  Accumulated deficit (Notes 2.h and 11)............... (4,533,302) (2,103,250)
                                                        ----------  ----------
    Total Stockholders' Deficit........................ (1,366,554) (1,203,250)
                                                        ----------  ----------
    Total Liabilities and Stockholders' Deficit........ 13,594,654   6,138,588
                                                        ==========  ==========

                            See accompanying notes.

                                FLASHNET S.p.A.

                               STATEMENTS OF LOSS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

Net sales.............................................   3,174,987   1,243,465
Cost of sales.........................................  (2,735,912) (1,129,140)
                                                       -----------  ----------
Gross profit..........................................     439,075     114,325
Operating expenses....................................  (1,510,442)   (815,964)
                                                       -----------  ----------
Loss from operations..................................  (1,071,367)   (701,639)
                                                       -----------  ----------
Other income (expense)
  Interest expense, net ..............................    (113,646)   (104,334)
  Penalties and interest on late payment of payroll
   taxes..............................................     (11,341)   (222,547)
  Rent income.........................................      10,500      10,500
  Others..............................................      13,185       9,119
                                                       -----------  ----------
    Total other income (expense)......................    (101,302)   (307,262)
                                                       -----------  ----------
Loss before income taxes..............................  (1,172,669) (1,008,901)
Income taxes (Notes 2.i and 13).......................     339,506     240,287
                                                       -----------  ----------
Net loss..............................................    (833,163)   (768,614)
                                                       ===========  ==========



                            See accompanying notes.

                                FLASHNET S.p.A.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                        Additional
                                               Common    paid-in   Accumulated
                                    Total       stock    capital     deficit
                                  ----------  --------- ---------- -----------
Balance, Jan. 1, 1998 ITL/000....   (434,636)   900,000            (1,334,636)
Net loss for the period .........   (768,614)                        (768,614)
                                  ----------  ---------  -------   ----------
Balance, Mar. 31, 1998 ITL/000... (1,203,250)   900,000            (2,103,250)
                                  ==========  =========  =======   ==========
Balance, Jan. 1, 1999 ITL/000....   (533,391) 2,182,857  983,891   (3,700,139)
Net loss for the period .........   (833,163)                        (833,163)
                                  ----------  ---------  -------   ----------
Balance, Mar. 31, 1999 ITL/000... (1,366,554) 2,182,857  983,891   (4,533,302)
                                  ==========  =========  =======   ==========



                            See accompanying notes.

                                FLASHNET S.p.A.

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                             1999       1998
                                                          ----------  --------
Cash flows from operating activities
 Net loss................................................   (833,163) (768,614)
 Adjustments to reconcile net loss to net cash provided
  by operating activities:
  Depreciation and amortization..........................    208,548   111,937
  Change in assets and liabilities
   (Increase) decrease in accounts receivable............ (1,387,110)   51,762
   (Increase) decrease in inventories....................   (315,125)    2,243
   (Increase) decrease in deferred tax asset-current.....    (29,474)   58,468
   (Increase) decrease in deferred tax asset-noncurrent..   (360,032) (298,755)
   Decrease in other current assets......................    228,130   516,147
   Increase in accounts payable..........................  2,619,401   270,999
   Increase (decrease) in deferred income................    111,723  (127,928)
   Increase in other current liabilities.................    368,991   468,661
   Increase in severance indemnities, net................     40,294     6,836
                                                          ----------  --------
    Net cash provided by operating activities............    652,183   291,756
                                                          ----------  --------
Cash flows from investing activities.....................
 Purchase of property, plant, and equipment..............   (343,545) (240,668)
                                                          ----------  --------
    Net cash used in investing activities................   (343,545) (240,668)
                                                          ----------  --------
Cash flows from financing activities.....................
 (Decrease) increase in bank overdraft...................   (181,471)   34,025
 Principal payments under capital lease obligations......   (113,868)  (81,856)
                                                          ----------  --------
    Net cash used in financing activities................   (295,339)  (47,831)
                                                          ----------  --------
Net change in cash and cash equivalents..................     13,299     3,257
Cash and cash equivalents--beginning of period...........     32,034    18,306
                                                          ----------  --------
Cash and cash equivalents--end of period.................     45,333    21,563
                                                          ==========  ========
Supplemental disclosures of cash flow information
  Cash paid during the period for:
   Interest..............................................     28,643     9,174
   Income taxes..........................................          0         0
Supplemental schedule of noncash investing and financing
 activities:
  The following capital obligations were incurred when
   the Company entered into new leases for new telephone
   and computer equipment................................    143,311   106,175

                            See accompanying notes.

                                FLASHNET S.p.A.

                         NOTES TO FINANCIAL STATEMENTS
                            March 31, 1999 and 1998
                                  (unaudited)

1. General

  Flashnet S.p.A., the "Company", was established in Italy in 1995, and is mainly involved in providing internet and long-distance telephone services.

2. Summary of Significant Accounting Policies

 a. Basis of Financial Statements presentation

  The Company maintains its accounting records in Italian Liras ("ITL") and prepares its statutory financial statements in conformity with accounting principles generally accepted in Italy. The accompanying financial statements have been restated in order to comply with accounting principles generally accepted in the United States of America, for consolidation purposes. The main adjustments have been made to reflect the provisions of FAS-13 (Accounting for Leases), and SOP 98-1 (Accounting for the Costs of Computer Software Developed or Obtained for Internal Use).

  All information contained in the accompanying financial statements and related notes are expressed in thousands of ITL ("ITL/000"), unless otherwise indicated.

 b. Statement of cash flows

  For purposes of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

 c. Accounts receivable

  Accounts receivable are reported at net realizable value. Net realizable value is equal to the gross amount of receivable less an allowance for doubtful accounts, based on an estimate of the collectibility of individual accounts and prior years' bad debt experience.

 d. Inventories

  Inventories are stated at the lower of cost, determined by the FIFO method, or market.

 e. Property, plant, and equipment

  The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using the straight line method for both financial reporting and income tax purposes.

  Maintenance and repairs are charged to operations when incurred. Betterment and renewals are capitalized. When property, plant, and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved and any gain or loss is included in operations.

  The useful lives of property, plant, and equipment for purposes of computing depreciation are:

     Computer and telephone equipment................................. 8.5 years
     Office furniture and equipment................................... 3-8 years
     Vehicles.........................................................   4 years

  Property, plant, and equipment costing less than ITL 1,000,000 is entirely expensed in the year of acquisition.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


 g. Severance indemnities

  Under Italian Law, all employees are entitled to receive severance indemnities upon termination of their employment, based on salary paid and increase in cost of living. The severance indemnities accrue approximately at the rate of 1/13.5 of the gross salaries paid during the year, and are revaluated applying a cost of living factor established by the Italian Government.

 h. Retained Earnings

  Italian corporations are required, under Italian Business Law, to appropriate to a legal reserve not less than 1/20 of the net income for the period, until the legal reserve reaches an amount equal to 1/5 of the capital stock. The legal reserve is not available for distribution.

 i. Income taxes

  Income taxes are accounted for by the asset/liability approach in accordance with FASB Statement 109. Deferred taxes arising from taxable temporary differences and deductible temporary differences are included in the tax expense in the income statement and in the deferred tax balances in the balance sheet. Deferred tax assets are subject to reduction by a valuation account if evidence indicates that it is more likely than not that some or all the deferred tax assets will not be realized. Income taxes attributable to items charged or credited directly to shareholders' equity, are charged or credited to that component of shareholders' equity.

 j. Deferred income

  The Company collects in advance the subscriptions as provider of internet services from customers, and allocates the related revenues based on time remaining to the end of the contract. Deferred income represents the unearned portion at the balance sheet date.

 k. Goodwill

  Goodwill represents the excess of the cost of companies acquired over the fair value of its net assets at dates of acquisition, and is being amortized on the straight-line method over five years. The carrying amount of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. Negative operating results, negative cash flows from operations, among other factors, could be indicative of the impairment of goodwill. If this review indicates that goodwill will not be recoverable, the Company's carrying value of goodwill would be reduced.

 I. Research and development costs and advertising costs

  Research and development costs and advertising costs, are charged to operations when incurred and are included in operating expenses.

3. Accounts Receivable

  Following is a summary of accounts receivable at March 31, 1999 and 1998:

                                                             1999       1998
                                                           ---------  ---------
     Trade accounts............................... ITL/000 5,936,650  2,177,182
     Less: allowance for doubtful accounts........           (50,000)   (50,000)
                                                           ---------  ---------
                                                   ITL/000 5,886,650  2,127,182
                                                           =========  =========

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)
4. Inventories

  Inventories at March 31, 1999 and 1998 consist of:

                                                             1999       1998
                                                          ----------  ---------
     Finished goods.............................  ITL/000    489,895    197,190
     Less: allowance for obsolete inventory.....                   0          0
                                                          ----------  ---------
                                                  ITL/000    489,895    197,190
                                                          ==========  =========

5. Property, Plant, and Equipment

  Following is a summary of property, plant, and equipment at cost, less accumulated depreciation at March 31, 1999 and 1998:

                                                             1999       1998
                                                          ----------  ---------
     Telephone and computer equipment (owned)...  ITL/000  2,327,829  1,387,880
     Telephone and computer equipment (leased)..           1,597,715  1,097,218
     Office furniture and equipment.............             377,630    147,301
     Leasehold improvements.....................             477,990     58,633
     Vehicles (leased)..........................             185,403          0
                                                          ----------  ---------
                                                           4,966,567  2,691,032
     Less: accumulated depreciation.............          (1,003,611)  (386,426)
                                                          ----------  ---------
                                                  ITL/000  3,962,956  2,304,606
                                                          ==========  =========

  Depreciation expenses charged to operations for the three months ended March
31, 1999 and 1998, was ITL/000 171,801 and ITL/000 79,437, respectively.

6. Other Assets

  Other assets at March 31, 1999 and 1998 consist of:

                                                             1999       1998
                                                          ----------  ---------
     Goodwill (net of accumulated amortization
      of ITL/000 493,163 in 1999 and ITL/000
      357,500 in 1998)..........................  ITL/000    241,780    292,500
     Deferred income taxes......................           1,351,406    561,932
     Others.....................................              18,710      2,000
                                                          ----------  ---------
                                                  ITL/000  1,611,896    856,432
                                                          ==========  =========

  Amortization of goodwill charged to operations for the three months ended March 31, 1999 and 1998, was ITL/000 36,747 and ITL/000 32,500, respectively.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


7. Other Current Liabilities

  Other current liabilities at March 31, 1999 and 1998 consist of:

                                                            1999      1998
                                                          --------- ---------
   Provision for penalties and interest on late
    payment of payroll taxes..................... ITL/000   370,121   222,547
   Income taxes payable..........................            71,031    22,967
   Payroll taxes payable.........................           656,738   449,682
   Salaries payable..............................           147,419    42,146
   VAT payable...................................           101,407   158,655
   Others........................................           648,433   313,354
                                                          --------- ---------
                                                  ITL/000 1,995,149 1,209,351
                                                          ========= =========

8. Obligations Under Capital Leases

  The Company is the lessee of computer and telephone equipment and five vehicles under capital leases expiring in various years through December 2003. The assets and liabilities under capital leases are recorded at the fair value of the leased property, which approximates the present value of the minimum lease payments.

  Depreciation of the assets under capital lease is included in depreciation expense for the period and is based on the assets estimated useful life. Accumulated depreciation of as of March 31, 1999 and 1998 was ITL/000 298,994 and ITL/000 103,146, respectively.

  Minimum future lease payments as of March 31, 1999 for each of the next five years and in the aggregate are:

   Year ending March 31:
   1999...................................................... ITL/000   585,557
   2000......................................................           451,600
   2001......................................................           196,200
   2002......................................................            49,805
   2003......................................................            19,148
   Subsequent to March 31, 2003..............................                 0
                                                                      ---------
   Total minimum lease payments..............................         1,302,310
   Less: amount representing interest........................          (277,987)
                                                                      ---------
   Present value of minimum lease payments................... ITL/000 1,024,323
                                                                      =========

  The above payments are computed using the interest rate in effect at December 31, 1998; actual payments may vary because of changes in applicable rates.

  All leases provide for purchase options at the expiration of the lease; the minimum future lease payments above, include the payments required to exercise the purchase options.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


9. Severance Indemnities

  The amount shown in the financial statements represents the actual liability at the balance sheet date. Following is detail of changes during the three months ended March 31, 1999 and 1998:

                                                                 1999     1998
                                                                -------  ------
   Balance--beginning of period........................ ITL/000  94,344  32,030
   Severance indemnities expense for the period........          42,474  10,244
   Indemnities paid during the period..................          (2,180) (3,407)
                                                                -------  ------
   Balance--end of period.............................. ITL/000 134,638  38,867
                                                                =======  ======

  Severance indemnities expense for the three months ended March 31, 1999 and 1998, includes the following components:

                                                                 1999   1998
                                                                ------ ------
   Revaluation of indemnities accrued at the beginning
    of the year ....................................... ITL/000    616    232
   Indemnities accrued for the period..................         41,858 10,012
                                                                ------ ------
                                                        ITL/000 42,474 10,244
                                                                ====== ======

10. Bonds Payable

  Bonds payable consist of 800,000, 5% unsecured convertible bonds, face value ITL 1,000 per bond, payable in quarterly installments from December 31, 2001 to December 31, 2003. The bonds are convertible in 114,285 common shares (7-for-
1), par value ITL 1,000 per share.

Maturities as of March 31, 1999 for each of the next 5 years and in the aggregate are:

   Year ending March 31:
     1999....................................................... ITL/000       0
     2000.......................................................               0
     2001.......................................................         220,000
     2002.......................................................         400,000
     2003.......................................................         300,000
                                                                         -------
                                                                 ITL/000 920,000
                                                                         =======

  Interest expense for the three months ended March 31, 1999 and 1998 was ITL/000 9,864 and ITL/000 -0-, respectively.

11. Accumulated Deficit

  As described in Note 2.i, Italian corporations are required to maintain a legal reserve that is not available for distribution, and only the unappropriated retained earnings resulting from the statutory financial statements prepared in accordance with Italian GAAP are available for distribution.

  Accumulated deficit as of March 31, 1999 and 1998 consists of:

                                                          1999        1998
                                                       ----------  ----------
   Legal reserve (restricted)................. ITL/000        175         175
   Net loss of prior periods-Italian GAAP
    basis.....................................         (1,207,286)    (66,748)
   Net loss for the period--Italian GAAP
    basis.....................................           (772,995)   (987,066)
   Increase in accumulated deficit due to US
    GAAP adjustments..........................         (2,553,196) (1,049,611)
                                                       ----------  ----------
                                               ITL/000 (4,533,302) (2,103,250)
                                                       ==========  ==========

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)

12. Related Party Transactions

  The Company sells internet services, purchases part of its computer equipment, and leases part of its office to a minority stockholder.

  The Company is also indebted with two minority stockholders because of the bonds and related interest, described in Note 9.

  Following is a summary of transactions and balances at March 31, 1999 and 1998:

                                                                 1999    1998
                                                                ------- -------
   Purchases from stockholder.........................  ITL/000  71,022  60,966
                                                                ======= =======
   Sales to stockholder...............................           82,193  14,085
                                                                ======= =======
   Rent income........................................           10,500  10,500
                                                                ======= =======
   Interest on bonds..................................            9,864       0
                                                                ======= =======
   Due from stockholder (included in accounts
    receivable).......................................          613,898 514,524
                                                                ======= =======
   Due to stockholder (included in accounts payable)..          144,734 173,419
                                                                ======= =======
   Bonds payable......................................  ITL/000 800,000       0
                                                                ======= =======

13. Income Taxes

  Income tax expense for the three months ended March 31, 1999 and 1998 consists of:

                                                                 1999     1998
                                                                -------  -------
   Current............................................. ITL/000 (50,000)       0
   Deferred............................................         389,506  240,287
                                                                -------  -------
                                                        ITL/000 339,506  240,287
                                                                =======  =======

  The following temporary differences gave rise to the current and noncurrent deferred tax asset at March 31, 1999 and 1998:

                                                             1999      1998
                                                           ---------  -------
   Service income deferred for financial
    accounting purposes........................... ITL/000   993,775  517,243
                                                           ---------  -------
   Total Deferred Tax Asset--Current.............. ITL/000   993,775  517,243
                                                           =========  =======
                                                             1999      1998
                                                           ---------  -------
   Lease capitalized for financial accounting
    purposes but expensed for tax purposes........ ITL/000   (94,152) (39,578)
   Intangible assets expensed for financial
    accounting purposes and deferred for tax
    purposes......................................           970,558  363,278
   Net operating loss carryforward................           475,000  238,232
                                                           ---------  -------
       Total Deferred Tax Asset--Noncurrent....... ITL/000 1,351,406  561,932
                                                           =========  =======

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)

14. Research and Development Costs

  Research and development costs charged to operations for the three months ended March 31, 1999 and 1998 were ITL/000 113,504 and ITL/000 212,639.

15. Commitments and Contingencies

  a) At March 31, 1999, the Company is contingently liable for penalties and interest relating to late payment of payroll taxes. The accompanying financial statements at March 31, 1999, include a provision of ITL/000 370,121 with regards to such contingency.

  b) The Company leases office space under operating leases expiring in various years through January 2004. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of March 31, 1999 for each of the next 5 years and in the aggregate are:

     Year ending March 31:
       1999................................................... ITL/000   344,252
       2000...................................................           344,252
       2001...................................................           344,252
       2002...................................................           272,634
       2003...................................................            43,598
     Subsequent to March 31, 2003.............................               788
                                                                       ---------
     Total minimum future rental payments..................... ITL/000 1,349,776
                                                                       =========

  Rental expense under operating leases for the three months ended March 31, 1999 and 1998 was ITL/000 102,155 and ITL/000 61,144, respectively.

16. Subsequent Events

  On April 9, 1999, the Stockholders approved:

  a) To increase the Company's capital stock from ITL 2,182,857,000 to ITL 2,609,937,000, issuing 427,080 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 4,214.667 per share.

  b) To issue, at no-cost, 171,428 warrants to purchase 171,428 shares of the Company's common stock, ITL 1,000 par value, at ITL 7,000.0233 per share. On the same date the Stockholders authorized the issuance of 171,428 additional shares of the Company's ITL 1,000 par value common stock, that were reserved for that purpose. The warrants are exercisable through December 31, 2001.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited Pro Forma Consolidated Financial Statements are based on our Consolidated Financial Statements. The accompanying unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999 is based on the historical financial position of the Company at March 31, 1999, adjusted as if the acquisition of Flashnet and the Interim Loan incurred by the Company to fund that acquisition had occurred on March 31, 1999. The accompanying unaudited Pro Forma Consolidated Statements of Loss for the year ended December 31, 1998 and the three months ended March 31, 1999, are based on the historical consolidated financial statements of the Company, adjusted as if the acquisitions of Open:Net, Vianet and Flashnet, collectively referred to as the "Acquisitions," and the Interim Loan had occurred on January 1, 1998. These unaudited Pro Forma Consolidated Financial Statements do not include the results of operations of Sunweb due to the relative insignificance of the amounts involved nor do they reflect this Offering or application of the proceeds therefrom.

  The unaudited Pro Forma Consolidated Financial Statements combine the historical financial position and results of the Company with the historical financial position and results of the Acquisitions, prior to the dates the Company made such acquisitions, using the purchase method of accounting. The Pro Forma Consolidated Statements of Loss presented are not necessarily indicative of the operating results that would have been achieved had such transactions occurred at the dates indicated above. These statements are based on the assumptions set forth in the notes to such statements and should be read in conjunction with the related financial statements and notes thereto of the Company, Open:Net, Vianet, and Flashnet included elsewhere in this Offering Memorandum.

  The accounting adjustments reflected in the accompanying unaudited Pro Forma Consolidated Financial Statements reflect estimates made by the Company and assumptions which the Company believes to be reasonable. The Company believes that no significant uncertainties should affect the pro forma adjustments and considers the impact of any such uncertainties to be immaterial.

                   PRO FORMA CONSOLIDATED STATEMENTS OF LOSS

                          Year ended December 31, 1998
                                  (unaudited)

                                                                 Pro Forma
                            Historical                              as
                              Company      Acquisitions          Adjusted
                            -------------  --------------       -------------
                            (in thousands, except per share data)
Revenue
  Internet Projects........ $       5,139    $    1,067 (a)     $       6,206
  Network Services.........         3,495         7,689 (a)            11,184
                            -------------    ----------         -------------
    Total revenues.........         8,634         8,756                17,390
Cost of revenues
  Internet Projects........         4,699           801 (b)             5,500
  Network Services.........         4,067         4,882 (b)             8,949
  Depreciation and
   amortization............         1,674           376 (b)             2,050
                            -------------    ----------         -------------
    Total cost of
     revenues..............        10,440         6,059                16,499
                            -------------    ----------         -------------
Gross profit (loss)........        (1,806)        2,697                   891
General and administrative
 expenses..................         1,576         1,936 (c)             3,512
Marketing expenses.........         3,844         1,692 (c)             5,536
Research and development...         2,941           917 (c)             3,858
Depreciation and
 amortization..............           880         4,131 (c)(d)          5,011
                            -------------    ----------         -------------
    Total operating
     expenses..............         9,241         8,676                17,917
                            -------------    ----------         -------------
Operating loss.............       (11,047)       (5,979)              (17,026)
Interest expense...........           197           234 (e)               431
Interest income............           154            10 (e)               164
                            -------------    ----------         -------------
Loss before taxes and
 minority interest.........       (11,090)       (6,203)              (17,293)
Income tax benefit.........         6,173           580 (f)             6,753
Minority interest..........           145           --                    145
                            -------------    ----------         -------------
Net loss................... $      (4,772)   $   (5,623)        $     (10,395)
                            =============    ==========         =============
Basic and diluted loss per
 share..................... $       (0.30)                      $       (0.64)
                            =============                       =============
Number of shares used to
 compute loss per share....    16,012,653       339,887 (g)        16,352,540
                            =============    ==========         =============

                   PRO FORMA CONSOLIDATED STATEMENTS OF LOSS

                       Three months ended March 31, 1999
                                  (unaudited)

                                                                 Pro Forma
                            Historical                              as
                              Company      Acquisitions          Adjusted
                            -------------  --------------       -------------
                            (in thousands, except per share data)
Revenue
  Internet Projects........ $       1,392    $      159 (a)     $       1,551
  Network Services.........         2,462         1,682 (a)             4,144
                            -------------    ----------         -------------
    Total revenues.........         3,854         1,841                 5,695
Cost of revenues
  Internet Projects........         1,079           142 (b)             1,221
  Network Services.........         2,970         1,418 (b)             4,388
  Depreciation and
   amortization............           414            94 (b)               508
                            -------------    ----------         -------------
    Total cost of
     revenues..............         4,463         1,654                 6,117
                            -------------    ----------         -------------
Gross (loss)...............          (609)          187                  (422)
General and administrative
 expenses..................         1,456           509 (c)             1,965
Marketing expenses.........         1,807           230 (c)             2,037
Research and development...         1,263            66 (c)             1,329
Depreciation and
 amortization..............           841           774 (c)(d)          1,615
                            -------------    ----------         -------------
    Total operating
     expenses..............         5,367         1,579                 6,946
                            -------------    ----------         -------------
Operating loss.............        (5,976)       (1,392)               (7,368)
Interest expense...........            11            35 (e)                46
Interest income............           260             1 (e)               261
                            -------------    ----------         -------------
Loss before taxes..........        (5,727)       (1,426)               (7,153)
Income tax benefit.........         2,159           197 (f)             2,356
                            -------------    ----------         -------------
Net loss................... $      (3,568)   $   (1,229)        $      (4,797)
                            =============    ==========         =============
Basic and diluted loss per
 share..................... $       (0.19)                      $       (0.25)
                            =============                       =============
Number of shares used to
 compute loss per share....    18,762,138       301,290 (g)        19,063,428
                            =============    ==========         =============

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                 March 31, 1999
                                  (unaudited)

                                        Historical                    Pro Forma
                                         Company   Flashnet          as Adjusted
                                        ---------- --------          -----------
                                                (in thousands)
ASSETS
  Cash and cash equivalents............  $ 29,107  $   672(d)(h)(i)   $ 29,779
  Short-term investments...............       288      --                  288
  Accounts receivable, net.............     4,049    3,266 (h)           7,315
  Other receivables....................     1,996      --                1,996
  Current deferred income taxes........       --       551 (h)             551
  Prepaid expenses and other assets ...       347      607 (h)             954
                                         --------  -------            --------
    Total current assets...............    35,787    5,096              40,883
  Property and equipment, net..........    11,121    2,199 (h)          13,320
  Product development costs, net.......     5,626      --                5,626
  Goodwill, net........................     5,809   29,958 (d)(h)       35,767
  Deferred income taxes................     9,565      750 (h)          10,315
  Other assets.........................     3,918       10 (h)           3,928
                                         --------  -------            --------
Total Assets...........................  $ 71,826  $38,013            $109,839
                                         ========  =======            ========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
  Overdrafts and short-term
   borrowings..........................  $  1,506  $   297 (h)        $  1,803
  Trade accounts payable...............     7,555    4,209 (h)          11,764
  Other accrued liabilities............     2,148    2,261 (h)           4,409
  Deferred purchase obligations........       359      --                  359
  Interim loan payable.................       --    22,783 (i)          22,783
  Current portion of long-term debt and
   capital lease obligations...........     1,157      223 (h)           1,380
  Accrued personnel costs..............       470      446 (h)             916
                                         --------  -------            --------
    Total current liabilities..........    13,195   30,219              43,414
  Long-term debt.......................       --       444 (h)             444
  Capital lease obligations............     1,272      345 (h)           1,617
  Severance indemnities................       --        75 (h)              75
  Minority interest....................       124      --                  124
SHAREHOLDERS' EQUITY
  Common stock.........................        19      --                   19
  Preferred stock......................         6      --                    6
  Additional paid in capital...........    72,359    6,930 (d)          79,289
  Accumulated deficit..................   (10,003)     --              (10,003)
  Other comprehensive loss.............    (5,146)     --               (5,146)
                                         --------  -------            --------
    Total shareholders' equity.........    57,235    6,930              64,165
                                         --------  -------            --------
Total Liabilities and Shareholders'
 Equity................................  $ 71,826  $15,230            $109,839
                                         ========  =======            ========

            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (All dollar amounts in thousands, unless otherwise indicated)

(a) Includes the revenues of the Acquisitions for the periods prior to their respective acquisition dates as follows.

                                                  Vianet Open:Net Flashnet Total
                                                  ------ -------- -------- -----
     1998 Pro Formas
     Internet Projects...........................   --     461       606   1,067
     Network Services............................ 3,123    372     4,194   7,689

     1999 Pro Formas
     Internet Projects...........................   --     --        159     159
     Network Services............................   --     --      1,682   1,682

(b) Includes the cost of revenues of the Acquisitions for the periods prior to their respective acquisition dates as follows.

                                                  Vianet Open:Net Flashnet Total
                                                  ------ -------- -------- -----
     1998 Pro Formas
     Internet Projects...........................   --     242       559     801
     Network Services............................ 1,682    215     2,985   4,882
     Depreciation and amortization...............    88     22       266     376

     1999 Pro Formas
     Internet Projects...........................   --     --        142     142
     Network Services............................   --     --      1,418   1,418
     Depreciation and amortization...............   --     --         94      94

(c) Includes the operating expenses of the Acquisitions for the periods prior to their respective acquisition dates as follows.

                                                 Vianet Open:Net Flashnet Total
                                                 ------ -------- -------- -----
     1998 Pro Formas
     General and administrative expenses........  420      26     1,490   1,936
     Marketing expenses.........................  741     310       641   1,692
     Research and development expenses..........  259     178       480     917
     Depreciation and amortization..............   75      27       112     214

     1999 Pro Formas
     General and administrative expenses........  --      --        509     509
     Marketing expenses.........................  --      --        230     230
     Research and development expenses..........  --      --         66      66
     Depreciation and amortization..............  --      --         28      28

(d) Represents the amortization of goodwill and other intangible assets arising from the Acquisitions.

                                                  Vianet Open:Net Flashnet Total
                                                  ------ -------- -------- -----
     1998 Pro Formas
     Amortization................................  766     168     2,983   3,917

     1999 Pro Formas
     Amortization................................  --      --        746     746

  Amortization is calculated on a straight line basis using the following useful lives.

     Goodwill.......................................................... 10 years
     Customer base.....................................................  5 years
     Management contracts..............................................  3 years

  The calculation and allocation of the purchase price was as follows:

                                           Vianet  Open:Net Flashnet   Total
                                           ------  -------- --------  -------
     Purchase price....................... $4,483   $2,541  $29,066   $36,090
     Less: net assets acquired............    (37)     130     (758)     (665)
                                           ------   ------  -------   -------
     Excess of purchase price over net
      assets acquired..................... $4,520   $2,411  $29,824   $36,755

     Allocated to:
       Goodwill........................... $2,063   $2,299  $29,824   $34,186
       Customer base......................  1,945      112      --      2,057
       Management contracts...............    512      --       --        512
                                           ------   ------  -------   -------
                                           $4,520   $2,411  $29,824   $36,755
                                           ======   ======  =======   =======

  In addition to cash of $4,483 (of which $4,125 was paid in the first quarter of 1999), the purchase price for Vianet includes 225,000 shares of common stock of the Company which were placed with a trustee to be released annually over a five year period. Of these shares, 150,000 are to be released in 30,000 share increments as long as the owner of these shares remains an employee of the Company. The remaining 75,000 shares are to be released annually over a five year period in 15,000 share increments. The 150,000 shares as to which release will be made so long as the owner thereof remains an employee of the Company are being treated as contingent consideration and, accordingly, will be recorded as an additional cost of the acquisition when the shares are released by the trustee.

  The purchase price of Flashnet was paid in the form of cash of Lit. 41.0 billion ($22.1 million) and the issuance of 301,290 shares of Cybernet common stock. The purchase price reflected in these Unaudited Pro Forma Consolidated Financial Statements represents the cash portion of the purchase price translated to U.S. dollars using the exchange rate in effect on May 28, 1999 and the fair market value of the Cybernet common stock to be issued based on the stock's closing price on May 14, 1999.

(e) Includes interest income and expense of the Acquisitions for the periods prior to their respective acquisition dates as follows:

                                                  Vianet Open:Net Flashnet Total
                                                  ------ -------- -------- -----
     1998 Pro Formas
     Interest expense............................    3       8      223     234
     Interest income.............................  --      --        10      10
     1999 Pro Formas
     Interest expense............................  --      --        35      35
     Interest income.............................  --      --         1       1

(f) The income tax adjustment represents Vianet income tax expense of $4 and Flashnet income tax benefit of $584 for 1998 and a Flashnet income tax benefit of $197 for 1999.

(g) Weighted average shares outstanding for the purposes of calculating pro forma basic and diluted loss per share is as follows:

                                                            1998       1999
                                                         ---------- ----------
     Historical weighted average shares................. 16,012,653 18,762,138
     Shares issued in connection with certain of the
      Acquisitions and not reflected in historical
      weighted average shares;
       Open:Net acquisition.............................     38,597        --
       Flashnet acquisition.............................    301,290    301,290
                                                         ---------- ----------
                                                         16,352,540 19,063,428
                                                         ========== ==========

(h) Represents pro forma adjustments to reflect the assets and liabilities of Flashnet.

(i) Represents the issuance of the Interim loan payable of $22,783 obtained in connection with the Flashnet acquisition.